EXHIBIT 1.1

CARLISLE COMPANIES INCORPORATED

Debt Securities

Underwriting Agreement

November 13, 2017

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th Floor

Atlanta, GA 30326

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

As Representatives of the
Underwriters referred to herein

Ladies and Gentlemen:

From time to time Carlisle Companies Incorporated, a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) such aggregate principal amount of the Company’s debt securities (the “Securities”) as specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.  As used herein, “Significant Subsidiaries” shall mean those subsidiaries of the Company named in Annex II hereto, and each other subsidiary of the Company, which at the time of the relevant Pricing Agreement is a “significant subsidiary” as defined in Rule 405 of Regulation C under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”).

1.                                      Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”).  The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.  This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities.  The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein.  Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor.  The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities.  A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.  The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.                                      The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the time at which sales of the relevant Designated Securities were first made (the “Initial Sale Time”) and as of the Time of Delivery (as defined below) (in each case, a “Representation Date”) that:

(a)                                 The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-221410), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, in accordance with Rule 415 under the Securities Act.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness in respect of the relevant Designated Securities under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  From and after the filing, if any, of a registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”) relating to the relevant Designated Securities, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The term “Preliminary Prospectus” shall mean a preliminary prospectus supplement that describes the relevant Designated Securities and the offering thereof and is used prior to filing of the Prospectus relating to such Designated Securities, together with the Base Prospectus.  The term “Prospectus” shall mean the final prospectus supplement relating to the relevant Designated Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that the Pricing Agreement related to such Designated Securities is executed and delivered by the parties thereto.  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)                                 The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c)                                  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Initial Sale

Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Initial Sale Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d)                                 (i) At the determination date calculated pursuant to Rule 164(h) under the Securities Act in respect of the offering of the Designated Securities, the Company was not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

(e)                                  At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission and the filing of the Prospectus with the Commission) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and (ii) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Time of Delivery, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act (the “Form T-1”) and (ii) statements in, or omissions from, the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus and prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and in each case relating to the relevant Designated Securities, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the relevant Designated Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or otherwise by the Securities Act.

(f)                                   The term “Disclosure Package” shall mean (i) the Preliminary Prospectus with respect to the relevant Designated Securities, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit A to the relevant Pricing Agreement and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package with respect to the relevant Designated Securities.  As of the Initial Sale Time, each of (x) the Disclosure Package and (y) the Disclosure Package, when read together with any electronic roadshow, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in, or omissions from, the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(g)                                  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (i) at the time they were, or hereafter are, filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Time of Delivery, did not, and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 No Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the relevant Designated Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will  include any information that conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(i)                                     The Company has not distributed and will not distribute, prior to the later of the Time of Delivery with respect to the relevant Designated Securities and the completion of the Underwriters’ distribution of such Designated Securities, any offering material in connection with the offering and sale of such Designated Securities other than the Preliminary Prospectus relating to such Designated Securities, the Prospectus relating to such Designated Securities, any Issuer Free Writing Prospectus identified in Exhibit A to the applicable Pricing Agreement, any electronic roadshow furnished to the Representatives before first use, or otherwise consented to in writing by the Representatives, or the Registration Statement.

(j)                                    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus.

(k)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole.

(l)                                     The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and the Company owns, directly or indirectly, all of the outstanding shares of capital stock of each Significant Subsidiary, free and clear of all liens, encumbrances, equities or claims.

(m)                             The Securities have been duly authorized, and, when the relevant Designated Securities are issued and delivered pursuant to this Agreement and the Pricing

Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, in all material respects, to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(n)                                 The issue and sale of the relevant Designated Securities and the compliance by the Company with all of the provisions of such Designated Securities, the Indenture, this Agreement and the applicable Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except such as have been, or will have been prior to each Time of Delivery, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

(o)                                 The statements set forth in each of the Disclosure Package and the Prospectus under the caption “Description of the Notes”, when taken together with statements set forth in the Base Prospectus under the caption “Description of Debt Securities,” and under the caption “Underwriting,” when taken together with the statements set forth in the Base Prospectus under the caption “Plan of Distribution,” other than, in each case, information contained therein provided in writing by any Underwriter through the Representatives expressly for use therein, insofar as they purport to describe the provisions of the laws, instruments and other documents referred to therein, are accurate, complete and fair in all material respects.

(p)                                 Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (i), with respect to the Company’s subsidiaries which are not Significant Subsidiaries, where such violation would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole, and except, in the case of clause (ii), where such default would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole.

(q)                                 Otherwise than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, (i) would individually or in the aggregate have a material adverse effect on the current consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole or (ii) could individually or in the aggregate reasonably be expected to have a material adverse effect on the future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole; and, to the best of the Company’s knowledge, other than as set forth in the Disclosure Package and the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r)                                    The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)                                   The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The selected financial data and the summary financial information included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The interactive data in eXtensible Business Reporting

Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(t)                                    Ernst & Young LLP, who have expressed their opinion with respect to the Company’s audited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and is a registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(u)                                 Deloitte & Touche LLP, who have reviewed the Company’s unaudited financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and is a registered public accounting firm within the meaning of the Sarbanes-Oxley Act.

(v)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals or failure to comply with the terms and conditions of any such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole.

(w)                               The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(x)                                 The Company maintains (i) internal controls over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)                                 Except as disclosed in the Disclosure Package and the Prospectus (including any document incorporated by reference therein), since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)                                  Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(aa)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business , the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)                          Neither the Company nor any of its subsidiaries,  directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department

of the Treasury  or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council , the European Union, Her Majesty’s Treasury , or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

3.                                      Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Disclosure Package and the Prospectus.

4.                                      Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least thirty-six hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire or interbank transfer to an account specified by the Company in immediately available funds, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date or by such other method of payment as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

5.                                      The Company agrees with each of the Underwriters of the relevant Designated Securities:

(a)                                 The Company will comply with the requirements of Rule 430B under the Securities Act and will promptly notify the Representatives with respect to the relevant Designated Securities, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary

Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the relevant Designated Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, to the extent any of the circumstances described in clauses (i) through (iv) above occur prior to the later of the Time of Delivery and the completion of the Underwriters’ distribution of the relevant Designated Securities.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

(b)                                 During such period beginning on the date of the Pricing Agreement applicable to the relevant Designated Securities and ending on the later of the Time of Delivery for such Designated Securities or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the relevant Designated Securities by any Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(c)                                  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the relevant Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(d)                                 The Company will deliver to each Underwriter of the relevant Designated Securities, without charge, as many copies of the Preliminary Prospectus and Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or otherwise under the Securities Act.

(e)                                  The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, so as to permit the completion of the distribution of the Designated Securities as contemplated in this Agreement, the relevant Pricing Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period with respect to the relevant Designated Securities, any event or development shall occur or condition shall exist as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement such Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in such Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, such Disclosure Package or such Prospectus, or to file under the Exchange Act any document incorporated by reference in such Disclosure Package or such Prospectus, or to file a new registration statement containing such Prospectus, in order to comply with law, including in connection with the delivery of the Disclosure Package or Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 5(b) and Section 5(j) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, such Disclosure Package or such Prospectus, or any new registration statement, as may be necessary in order to make the statements in such Disclosure Package or such Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, such Disclosure Package or such Prospectus, as amended or supplemented, will comply with law.

(f)                                   To make generally available to its security holders, as soon as practicable,  an earnings statement of the Company and its subsidiaries covering a period of at least 12 months and otherwise satisfying Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g)                                  During the period beginning from the date of the Pricing Agreement for the relevant Designated Securities and continuing to and including the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives.

(h)                                 Promptly upon entering into a Pricing Agreement with respect to the relevant Designated Securities, the Company will prepare a final term sheet containing only a description of such Designated Securities, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  Any such Final Term Sheet shall be a Permitted Free Writing Prospectus (as defined below) for purposes of this Agreement and the applicable Pricing Agreement.  The form of Final Term Sheet for the Designated Securities shall be attached to the applicable Pricing Agreement as Exhibit A.

(i)                                     The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the relevant Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses attached as Exhibit A to the applicable Pricing Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Each Underwriter agrees that, without the prior written consent of the Company, it shall not use any free writing prospectus in respect of the relevant Designated Securities other than (A) any Permitted Free Writing Prospectus, or (B) any free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only (i) information describing the preliminary terms of the relevant Designated Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act, or (iii) information that describes the final terms of the relevant Designated Securities or their offering and that is included in any Permitted Free Writing Prospectus (it being understood that the Company shall have no liability to the Underwriters or any other person in respect of any information included in a free writing prospectus described in clause (B)(b)(i) or (ii)).

6.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment

Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters (not to exceed $25,000) in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.                                      The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 (i)                                     the Company shall have filed the Prospectus in relation to the applicable Designated Securities with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)                                  the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii)                               no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iv)                              all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)                                 Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the incorporation of the Company, the Designated Securities being delivered at such Time of Delivery, the Registration Statement, the Disclosure Package, the Prospectus, as amended or supplemented, and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Steven J. Ford, Vice President and General Counsel of the Company, shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus as amended or supplemented;

(ii)                                  The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii)                               The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole;

(iv)                              Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted; each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted, except to the extent that the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole; and each subsidiary of the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the

Company and its subsidiaries, considered as a whole; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and the Company owns, directly or indirectly, all of the outstanding shares of capital stock of each Significant Subsidiary, free and clear of all liens, encumbrances, equities or claims;

(v)                              No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement with respect to the Designated Securities or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(vi)                              The statements set forth in each of the Disclosure Package and the  Prospectus under the caption “Description of Notes,” when taken together with the statements set forth in the Base Prospectus under the caption “Description of Debt Securities,” and under the caption “Underwriting,” when taken together with the statements set forth in the Base Prospectus under the caption “Plan of Distribution”, (other than, in each case, information contained therein provided in writing by any Underwriter through the Representatives expressly for use therein, as to which such counsel need express no opinion), insofar as they purport to describe the provisions of the laws, instruments and other documents referred to therein, are accurate, complete and fair in all material respects;

(vii)                           The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(viii)                        The documents incorporated by reference in the Registration Statement, as amended, the Disclosure Package and the Prospectus (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Disclosure Package and the Prospectus), when they were filed with the Commission or became effective complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder;

(ix)                              The Registration Statement, as amended, the Disclosure Package and the Prospectus (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder;

(x)                                 To the best of such counsel’s knowledge, other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, (i) would individually or in the aggregate have a material adverse effect on the current consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, or (ii) could individually or in the aggregate reasonably be expected to have a material adverse effect on the future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole; and, to the best of such counsel’s knowledge, other than as set forth in the Disclosure Package and the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(xi)                              The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, considered as a whole), nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of any of the Company’s subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and

(xii)                           To such counsel’s knowledge, no amendment to the Registration Statement is required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Disclosure Package and the Prospectus as amended or supplemented or required to be described in the Registration Statement, the Disclosure Package or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

Such opinion shall also state that such counsel has participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and in conferences with officers and other representatives of the Company, with representatives of the Underwriters and with counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Prospectus and related matters were discussed, and that although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (except for those referred to in the opinion in subsections (ii) and (vi) of this Section 7(c)), no facts have come to such counsel’s attention which lead him to believe that (i) either the Registration Statement or any subsequent amendments thereto (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), as of its date or at the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Disclosure Package (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), as of the Initial Sale Time (as specified in such counsel’s letter), contained an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 (A) On the date of the applicable Pricing Agreement, the Representatives shall have received a letter dated such date, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; and (B) at the Time of Delivery, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (A) of this paragraph (d), except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery, and such letter shall contain statements and information with respect to certain financial information contained in the Prospectus;

(e)                                  (A) On the date of the applicable Pricing Agreement, the Representatives shall have received a letter dated such date, in form and substance reasonably satisfactory to the Representatives, from Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; and (B) at the Time of Delivery, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (A) of this paragraph (e), except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery, and such letter shall contain statements and information with respect to certain financial information contained in the Prospectus;

(f)                                   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(g)                                  On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62)  under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h)                                 On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or minimum or maximum prices shall have been generally established by the New York Stock Exchange, the Commission or FINRA; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a material disruption in securities settlement, payment or clearance services in the United States; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or any crisis or calamity involving the United States, if the effect of any such event specified in this clause

(v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities; and

(i)                                     The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

8.                                      (a)  The Company will indemnify and hold harmless each Underwriter  against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party (i) shall not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of written notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnifying party otherwise agrees to pay for such expenses.

(d)                                 The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters of Designated Securities in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and not joint.

(f)                                   The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee and agent of the Underwriter and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, each officer of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

9.                                      (a)  If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms.  In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package, the Prospectus as amended or supplemented or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, agent or controlling person of any Underwriter, or the Company, or any director, officer, employee, agent or controlling person of the Company, and shall survive delivery of and payment for the relevant Designated Securities.

11.                               If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

12.                               In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                               This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers, directors, employees and agents of the Company and each Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                               As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.                               This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                               This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17.                               The Company acknowledges and agrees that:  (i) the purchase and sale of any Designated Securities pursuant to this Agreement and any related Pricing Agreement, including the determination of the offering price of such Designated Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and any such Pricing Agreement; (ii) in connection with the transaction contemplated by the relevant Pricing Agreement and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated by the relevant Pricing Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated by the relevant Pricing Agreement except the obligations expressly set forth in the relevant Pricing Agreement and this Agreement and any such Pricing Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by the relevant Pricing Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate in connection therewith.

The relevant Pricing Agreement and this Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the transactions contemplated by such Pricing Agreement.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection therewith.

[Signature page follows.]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.

Very truly yours,

CARLISLE COMPANIES INCORPORATED

By:	/s/ Robert M. Roche
Name: Robert M. Roche
Title: Vice President and Chief Financial Officer

Accepted as of the date first written above:

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattachayya
Name: Som Bhattachayya
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Happy Hazelton
Name: Happy Hazelton
Title: Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

ANNEX I

Pricing Agreement

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated

One Bryant Park

New York, New York 10036

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th Floor

Atlanta, GA 30326

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

As Representatives of the several

Underwriters named in Schedule I hereto

November 13, 2017

Ladies and Gentlemen:

Carlisle Companies Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 13, 2017 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (the “Representatives”), relating to Debt Securities of the Company, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

A final prospectus supplement to the Base Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be electronically transmitted for filing with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package and the Prospectus are the statements set forth in the third paragraph, the third sentence of the seventh paragraph, the eighth paragraph and the ninth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

In addition, the obligations of the Underwriters of any Designated Securities set forth herein shall be subject, in the discretion of the Representatives, to the following conditions:

(a)                                 Dorsey & Whitney LLP, counsel to the Company, shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i)                                     This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(ii)                                  The Designated Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus;

(iii)                               The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

(iv)                           The statements set forth in each of the Disclosure Package and the  Prospectus under the caption “Description of Notes,” when taken together with the statements set forth in the Base Prospectus under the caption “Description of Debt Securities,”(other than information contained therein provided in writing by any Underwriter through the Representatives expressly for use therein, as to which such counsel need express no opinion), insofar as they purport to describe the provisions of the laws, instruments and other documents referred to therein, are accurate, complete and fair in all material respects; and

(v)                                 Such counsel has participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and in conferences with officers and other representatives of the Company, with representatives of the Underwriters and with counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the Prospectus and related matters were discussed, and that although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, no facts have come to such counsel’s attention which lead him to believe that (i) either the Registration Statement or any subsequent amendments thereto (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), as of its date or at the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Disclosure Package (other than the financial statements and related schedules and the financial data and statistical data derived therefrom and included therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), as of the Initial Sale Time (as specified in such counsel’s letter), contained an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters.

[Signature page follows.]

Very truly yours,

CARLISLE COMPANIES INCORPORATED

By:	/s/ Robert M. Roche
Name: Robert M. Roche
Title: Vice President and Chief Financial Officer

Accepted as of the date first written above:

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattachayya
Name: Som Bhattachayya
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Happy Hazelton
Name: Happy Hazelton
Title: Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Acting on behalf of themselves and as
     Representatives of the several
     Underwriters named in Schedule I

SCHEDULE I TO PRICING AGREEMENT

Underwriter	Principal Amount of 2024 Notes to be Purchased
J.P. Morgan Securities LLC	$80,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	80,000,000
SunTrust Robinson Humphrey, Inc.	80,000,000
Wells Fargo Securities, LLC	80,000,000
TD Securities (USA) LLC	38,000,000
Mizuho Securities USA LLC	22,000,000
HSBC Securities (USA) Inc.	10,000,000
PNC Capital Markets LLC	10,000,000
Total	$400,000,000

Underwriter	Principal Amount of 2027 Notes to be Purchased
J.P. Morgan Securities LLC	120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	120,000,000
SunTrust Robinson Humphrey, Inc.	120,000,000
Wells Fargo Securities, LLC	120,000,000
TD Securities (USA) LLC	57,000,000
Mizuho Securities USA LLC	33,000,000
HSBC Securities (USA) Inc.	15,000,000
PNC Capital Markets LLC	15,000,000
Total	$600,000,000

SCHEDULE II TO PRICING AGREEMENT

Title of Designated Securities:

3.50% Notes due 2024 (the “2024 Notes”)

3.75% Notes due 2027 (the “2027 Notes”, and, together with the 2024 Notes, the “Notes”)

Aggregate principal amount:

2024 Notes: $400,000,000

2027 Notes: $600,000,000

Price to Public:

2024 Notes: 99.893% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017

2027 Notes: 99.601% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017

Purchase Price by Underwriters:

2024 Notes: 99.268% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017

2027 Notes: 98.951% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian for trading in the Same Day Funds Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery

Specified funds for payment of purchase price:

Federal (same day) funds by wire transfer

Time of Delivery:

9:00 a.m. (New York City time), November 16, 2017

Indenture:

Indenture dated January 15, 1997, between the Company and Fleet National Bank, as Trustee, as supplemented for the purpose of appointing The Bank of New York Mellon Trust Company, N.A. to act as Trustee for the Notes.

Maturity:

2024 Notes: December 1, 2024

2027 Notes: December 1, 2027

Interest Rate:

2024 Notes: 3.50%

2027 Notes: 3.75%

Interest Payment Dates:

Each June 1 and December 1, commencing June 1, 2018

Redemption Provisions:

Prior to October 1, 2024, in the case of the 2024 Notes, and September 1, 2027, in the case of the 2027 Notes, (two months and three months prior to maturity of the 2024 Notes and the 2027 Notes, respectively) (each, the applicable “Par Call Date”), the Notes may be redeemed at the option of the Company, in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and  interest on the Notes being redeemed that would be due if the Notes matured on the applicable Par Call Date (not including any portion of such interest payments accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate on such redemption date plus 20 basis points and 25 basis points for the 2024 Notes and the 2027 Notes, respectively, plus, in each case, accrued and unpaid interest to the redemption date.

On or after the applicable Par Call Date, the Company may redeem the Notes at its option, in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

Change of Control Triggering Event:

If a Change of Control Triggering Event (as defined in the Prospectus) occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

As described in the Indenture

Closing location for delivery of Designated Securities:

Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022

Names and addresses of Representatives:

Designated Representative:  J. P. Morgan Securities LLC.

Address for Notices, etc.:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Facsimile:  (212) 834-6081
Attention:  Investment Grade Syndicate Desk

Designated Representative:  Merrill Lynch, Pierce, Fenner & Smith Incorporated

Address for Notices, etc.:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Designated Representative: SunTrust Robinson Humphrey, Inc.

Address for Notices, etc.:

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Attn: Debt Capital Markets

Designated Representative:  Wells Fargo Securities, LLC

Address for Notices, etc.:

550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attention: Transaction Management
Facsimile: 704-4100326

EXHIBIT A TO PRICING AGREEMENT

Carlisle Companies Incorporated

Final Term Sheet

$400,000,000 3.500% Notes due 2024
$600,000,000 3.750% Notes due 2027

Issuer:	Carlisle Companies Incorporated

Principal Amount:	2024 Notes: $400,000,000 2027 Notes: $600,000,000

Maturity:	2024 Notes: December 1, 2024 2027 Notes: December 1, 2027

Coupon:	2024 Notes: 3.500% 2027 Notes: 3.750%

Yield to Maturity:	2024 Notes: 3.517% 2027 Notes: 3.798%

Trade Date:	November 13, 2017

Settlement Date:	November 16, 2017 (T+3)

CUSIP/ISIN:	2024 Notes: 142339AG5 / US142339AG53 2027 Notes: 142339AH3 / US142339AH37

Price to Public:

2024 Notes: 99.893% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017
2027 Notes: 99.601% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017

Purchase Price by Underwriters:

2024 Notes: 99.268% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017
2027 Notes: 98.951% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 2017

Interest Payment Dates:	Each June 1 and December 1, commencing June 1, 2018

Benchmark Treasury:	2024 Notes: 2.250% due October 31, 2024 2027 Notes: 2.250% due November 15, 2027

Treasury Price & Yield:	2024 Notes: 99-28+; 2.267%

2027 Notes: 98-22; 2.398%

Spread to Benchmark Treasury:	2024 Notes: 125 bps 2027 Notes: 140 bps

Optional Redemption:

Prior to October 1, 2024, in the case of the 2024 Notes, and September 1, 2027, in the case of the 2027 Notes, (two months and three months prior to maturity of the 2024 Notes and the 2027 Notes, respectively) (each, the applicable “Par Call Date”), the Notes may be redeemed at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the applicable Par Call Date (not including any portion of such interest payments accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate on such redemption date plus 20 basis points and 25 basis points for the 2024 Notes and the 2027 Notes, respectively, plus, in each case, accrued and unpaid interest to the redemption date.

On or after the applicable Par Call Date, the Issuer may redeem the Notes at its option, in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

Offer to Purchase Upon Change of Control Triggering Event:

If a Change of Control Triggering Event (as defined in the prospectus supplement) occurs, the Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated SunTrust Robinson Humphrey, Inc. Wells Fargo Securities, LLC

Senior Co-Managers:	TD Securities (USA) LLC Mizuho Securities USA LLC

Co-Managers:	HSBC Securities (USA) Inc. PNC Capital Markets LLC

It is expected that delivery of the Notes will be made against payment therefor on or about November 16, 2017, which will be the third business day following the date of pricing of the Notes (such settlement cycle being referred to herein as ‘‘T+3’’). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade those Notes on the date of pricing should consult their own advisor.

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement (or, if available, the prospectus supplement) if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322 or e-mailing dg.prospectus_requests@baml.com, SunTrust Robinson Humphrey, Inc. toll-free at 1-800-685-4786 or Wells Fargo Securities, LLC at 1-800-645-3751 or wfscustomerservice@wellsfargo.com.

ANNEX II

Significant Subsidiaries

1)             Carlisle Intangible, LLC

2)             Carlisle, LLC

3)             Carlisle Construction Materials, LLC

4)             Carlisle Interconnect Technologies, Inc.

5)             Carlisle Fluid Technologies, Inc.

B-1